As filed with the Securities and Exchange Commission on November 12, 2010

                                                                                                                                          Investment Company Act File No. 811-22416
____________________________________________________________________________________________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM N-2

(Check appropriate box or boxes)

          ☒  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
          ☒     Amendment No. 1

_____________________

Gottex Multi-Alternatives Master Fund
(Exact name of Registrant as specified in Charter)

28 State Street
40th Floor
Boston, MA 02109
 (Address of principal executive offices)

Registrant's Telephone Number, including Area Code: (617) 532-0200

William H. Woolverton
General Counsel
Gottex Fund Management Ltd.
28 State Street
40th Floor
Boston, MA  02109
(Name and address of agent for service)

Copy to:
George M. Silfen, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
____________________________________________________________________________________________

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  However, shares of beneficial interest in Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such shares will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.  Investments in Registrant may be made only by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statements on Form N-2 of Gottex Multi-Alternatives Fund -- I (the "Class I Feeder") and Gottex Multi-Alternatives Fund -- II (the "Class II Feeder", and collectively with the Class I Feeder, the "Feeder Funds"), as filed with the Securities and Exchange Commission (the "Commission") on November 8, 2010 (each, a "Registration Statement").

ITEM 3.  FEE TABLE.

This table describes the fees and expenses that you will pay if you buy and hold shares of beneficial interest in Gottex Multi-Alternatives Master Fund (the "Master Fund").  Because the Master Fund has not been operational for a full year, many of these expenses are estimates.

Annual Expenses (as a percentage of net assets of the Master Fund):
Management Fee (1)	1.00%
Incentive Fee (2)	5.00%
Other Expenses (3)	0.19%
Acquired Fund Fees and Expenses (4)	5.43%
Total Annual Expenses	6.62%

(1) For a discussion of the payment of the Management Fee, please see the section entitled "Fees and Expenses" in each Feeder Fund's prospectus (the "Prospectus") included in such Feeder Fund's Registration Statement.

(2)  Following the end of each fiscal year, the Master Fund is obligated to pay Gottex Fund Management Ltd. (the “Adviser”) an incentive fee (the "Incentive Fee") generally equal to 5% of the Master Fund's net profits that are in excess of a 5% hurdle, plus a "catch up" provision entitling the Adviser to receive an Incentive Fee with respect to the portion of net profits equal to the amount of the hurdle for the applicable period.  The Adviser cannot reasonably estimate the Master Fund's expected performance during its initial fiscal year.  Therefore, it cannot determine whether, and to what extent, any Incentive Fee would be payable by the Master the Fund.  Accordingly, no Incentive Fee (and thus no catch-up fee) is reflected as part of the Total Annual Expenses.  However, the applicable Incentive Fee rate is shown, which, if earned, would cause the Master Fund's stated expense ratio to be higher, to the extent of such earned Incentive Fee.  See the discussion contained in "Additional Risk Factors --- The Incentive Fee" of each Feeder Fund’s Prospectus.  For additional details regarding the Incentive Fee, see "Fees and Expenses --- Incentive Fee” in each Feeder Fund’s Prospectus.

(3) "Other Expenses" are estimated based on the Master Fund's estimated net assets of approximately $200 million and anticipated expenses for the first year of the Master Fund's operations, and includes professional fees and other expenses, including, without limitation, organizational and offering costs of the Master Fund, as well as administration, custody fees and other expenses.

(4) Includes the fees and expenses of the Portfolio Funds in which the Master Fund intends to invest.  Specifically, the Master Fund is subject to its pro rata share of Portfolio Fund fees and expenses, which typically include asset-based fees (generally ranging between 0.50-2.00% of net assets) and, in many cases, performance fees or allocations.  Typical performance fees or allocations generally range between 5% to 25% of the net capital appreciation (if any) in the assets managed by the Portfolio Manager.  Fees and expenses of Portfolio Funds are based on historic fees and expenses.  Future Portfolio Funds' fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.  The amount of the Master Fund's average net assets used in calculating this percentage was based on anticipated net assets of approximately $200 million.

The purpose of the table above and the example below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled "Fees and Expenses" in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.

The purpose of the table above and the example below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled "Fees and Expenses" in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.

Example	1 Year	3 Years	5 Years	10 Years

You would pay the following expenses (including the Incentive Fee) on a $1,000 investment, assuming a 5% annual return:	$84	$210	$331	$619

You would pay the following expenses (including the Incentive Fee) on a $100,000 investment, assuming a 5% annual return:	$8,435	$20,994	$33,150	$61,856

The example includes the payment of the Incentive Fee and assumes that the annual return of the Master Fund is 5%.  As a result, the dollar amounts in the example could be significantly higher if the Master Fund's actual rate of return exceeds 5%.

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES.  ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN IN THE EXAMPLE.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is a closed-end, non-diversified, management investment company that was organized as a statutory trust under the laws of the State of Delaware on May 3, 2010.  Shares of the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the "1933 Act").  Investments in the Master Fund may be made only by "accredited investors," as defined in Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The Master Fund's investment objective is to seek to generate attractive total returns.  The Master Fund pursues this objective by employing a multi-asset, multi-strategy investment program.

The Master Fund's investment program combines broad diversification, systematic portfolio risk management, internal management of a substantial portion of its assets and selective utilization of high quality external managers.

The Master Fund's Portfolio (as defined below) will attempt to capture returns generated by non-traditional or "alternative" asset classes (the "Alternative Asset Classes").  The Master Fund will invest in these Alternative Asset Classes either: (i) indirectly, through investments in private investment funds or other pooled investment vehicles (collectively, "Portfolio Funds") that invest, in whole or in part, in such Alternative Asset Classes (or that seek economic exposure to the performance of the Alternative Asset Classes); or (ii) directly, through separate accounts ("Portfolio Accounts" and, together with the Portfolio Funds and the Macro Market Asset Allocation Overlay, the "Portfolio") managed by one or more sub-advisers selected by the Adviser ("Sub-Advisers").  (Sub-Advisers and managers of Portfolio Funds may collectively be referred to as "Portfolio Managers.")  In addition, the Adviser will employ a Macro Market Asset Allocation Overlay, which seeks to enhance the Master Fund's portfolio returns by investing in shorter-term tactical opportunities.

The Master Fund intends to: (i) elect to be treated as a corporation for federal tax purposes; (ii) elect to be treated as a "Regulated Investment Company" (a "RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended; and (iii) to qualify as a RIC for federal tax purposes.

Additional information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Program," Principal Risk Factors" and "Additional Risk Factors" in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.

ITEM 9.  MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Fund" in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.  The following list identifies the specific sections of each Feeder Fund's Prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.  Capitalized terms not defined herein have the meanings set forth in each Feeder Fund's Prospectus.

Item 9.1(a)	Management of the Fund

Item 9.1(b)	Management of the Fund

Item 9.1(c)	Management of the Fund

Item 9.1(d)	Management of the Fund

Item 9.1(e)	Management of the Fund

Item 9.1(f)
The Master Fund bears all expenses incurred in its business and operations, other than those borne by the Adviser, the Distributors, or the Administrator pursuant to their agreements with the Master Fund, including, but not limited to (as applicable):  investment related expenses (e.g., costs and expenses directly related to portfolio transactions and positions for the Master Fund's account such as direct and indirect expenses associated with investments, transfer taxes and premiums, taxes withheld on foreign income, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased and margin fees); the Management Fee; Sub-Advisory Fees; the Incentive Fee; the Distribution Fees; any non-investment related interest expense; offering expenses; operating expenses (including, but not limited to, printing expenses, legal expenses, internal and external accounting, audit and tax preparation expenses registration, licensing (including certain research databases ands software and certain administrative software), government filing fees, costs of Portfolio Manager background checks, mailing costs for investor reports, interest, taxes, costs and other expenses associated with the operation of the Master Fund), administrative expenses and fees; custody and escrow fees and expenses; insurance costs; fees and travel-related expenses of members of the Board who are not employees of the Adviser or any affiliate of the Adviser; all costs and charges for equipment or services used in communicating information regarding the Master Fund's transactions among the Adviser and any custodian or other agent engaged by the Master Fund; and any extraordinary expenses.

Item 9.1(g)	Not Applicable

Item 9.2	Not Applicable

Item 9.3	See response to Item 19 below.

ITEM 10.  CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.  CAPITAL STOCK

The Master Fund is an unincorporated statutory trust organized under the laws of Delaware.  The Master Fund is authorized to issue an unlimited number shares of beneficial interest, $0.001 par value.  The Board is authorized to increase or decrease the number of shares issued.  Each share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable, except that the Trustees shall have the power to cause shareholders to pay expenses of the Master Fund by setting off charges due from shareholders from declared but unpaid dividends or distributions owed to the shareholders and/or by reducing the number of shares owned by each respective shareholder.

All shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights.  The Master Fund will send annual and semi-annual reports, including financial statements, to all holders of its shares.  The Master Fund does not intend to hold annual meetings of shareholders.  Shareholders do not have preemptive, subscription or conversion rights, and are not liable for further calls or assessments.  Shareholders are entitled to receive dividends only if and to the extent declared by the Board and only after the Board has made provision for working capital and reserves as it in its sole discretion deems advisable.  Shares are not available in certificated form.  The Declaration of Trust provides that any transfer will be void if made: (i) to an account held through a broker or dealer that has not entered into a selling agreement with a Distributor or (ii) to any person who is not a Qualified Investor (as described below).

Shares of closed-end investment companies frequently trade on an exchange at prices lower than net asset value.  Shares of the Master Fund are not listed on any exchange and the Master Fund does not expect that any secondary market will develop for the shares, except that brokers or dealers that have entered into selling agreements with a Distributor (i.e., Selling Agents) may make a market in the shares among their customers that are investors who certify to the Master Fund or its agents that they have a net worth of more than $1.5 million (or in the case of an individual, a joint net worth with their spouse of more than $1.5 million) ("Qualified Investors").  Prices received or paid for the shares in such transactions will not be available to the public, thus, the Master Fund and shareholders will not be able to inform themselves if such transactions were effected at a premium or a discount to net asset value.  The Master Fund cannot offer any assurance that any broker or dealer will make a market in the shares or that transactions in any such market will be effected at a price equal to or higher than net asset value.

ITEM 10.2.  LONG-TERM DEBT.

Not applicable.

ITEM 10.3.  GENERAL.

Not applicable.

ITEM 10.4.  TAXES.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Aspects" in each Feeder Fund's Prospectus and Statement of Additional Information ("SAI") included in such Feeder Fund's Registration Statement.

ITEM 10.5.  OUTSTANDING SECURITIES.

As of the date of filing of this Registration Statement, there are no securities of the Master Fund outstanding.

ITEM 10.6.  SECURITIES RATINGS.

Not applicable.

ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.  LEGAL PROCEEDINGS.

Not applicable.

ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A.  Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from each Feeder Fund's Registration Statement on Form N-2.

ITEM 14.  COVER PAGE.

Not applicable.

ITEM 15.  TABLE OF CONTENTS.

Not applicable.

ITEM 16.  GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Master Fund.  This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment process, is incorporated by reference from the sections entitled "Investment Program," "Principal Risk Factors" and "Additional Risk Factors" in each Feeder Fund's Prospectus and SAI included in such Feeder Fund's Registration Statement.

ITEM 18.  MANAGEMENT.

Information about the Managers and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Managers and the committees of the Board is incorporated by reference from the section entitled "Management of the Fund" in each Feeder Fund's Prospectus and SAI included in such Feeder Fund's Registration Statement.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

It is expected that the Feeder Funds will invest substantially all of their assets in the Master Fund.  As of November 1, 2010, each Feeder Fund is expected to own more than 25% of the outstanding Interests of the Master Fund:

Name                                                      Address                                           Percentage of Ownership

Gottex Multi-Alternatives                                                           (1)                                           50%
Fund -- I

Gottex Multi-Alternatives                                                           (1)                                           50%
Fund -- II

(1)           The Feeder Funds have the same address as the Master Fund.

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Management of the Fund" and "Investment Advisory and Other Services" in each Feeder Fund's Prospectus and SAI, included in such Feeder Fund's Registration Statement.

ITEM 21.  PORTFOLIO MANAGERS.

Information about the portfolio managers and their other accounts managed, compensation and ownership of securities is incorporated herein by reference from the section entitled "The Adviser" in the Feeder Fund's Prospectus and SAI included in each Feeder Fund's Registration Statement.

ITEM 22.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Brokerage" in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.

ITEM 23.  TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Aspects" in each Feeder Fund's Prospectus and SAI included in such Feeder Fund's Registration Statement.

ITEM 24.  FINANCIAL STATEMENTS.

The Master Fund's financial statements are provided on the following pages.

GOTTEX MULTI- ALTERNATIVES MASTER FUND

(A Delaware Statutory Trust)

Financial Statements

For the Period from May 3, 2010 (Date of Organization) to November 1, 2010

GOTTEX MULTI- ALTERNATIVES MASTER FUND

 (A Delaware Statutory Trust)

For the Period from May 3, 2010 (Date of Organization) to November 1, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Gottex Multi-Alternatives Master Fund:

We have audited the accompanying statement of assets and liabilities of Gottex Multi-Alternatives Master Fund (the “Fund”) as of November 1, 2010, and the related statements of operations and changes in net assets for the period from May 3, 2010 (date of organization) to November 1, 2010.  These financial statements are the responsibility of the Fund’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gottex Multi-Alternatives Master Fund as of November 1, 2010, and the results of its operations and the changes in its net assets for the period from May 3, 2010 (date of organization) to November 1, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Boston, Massachusetts

November 8, 2010

GOTTEX MULTI- ALTERNATIVES MASTER FUND

(A Delaware Statutory Trust)

Statement of Assets and Liabilities

As of November 1, 2010

Assets
Cash	$200,000
Deferred offering costs	54,986
Total Assets		$254,986

Liabilities
Payable for offering expense (legal)	31,500
Payable for offering expense (blue sky)	23,486
Total Liabilities		54,986

Net Assets		$200,000

Net assets are comprised of:
Common stock at par (Note 1)		$200,000
Accumulated net investment income		-

Net Assets		$200,000

Net asset value per common share:
Equivalent to 20,000 shares of common stock issued and outstanding, 100,000 shares authorized as of the date hereof		$10.00

See Notes to Financial Statements.

GOTTEX MULTI- ALTERNATIVES MASTER FUND

(A Delaware Statutory Trust)

Statement of Operations

For the Period May 3, 2010 (Date of Organization) to November 1, 2010

Income
Investment income	$-

Expenses
Organizational expense (legal)	22,500
Organizational expense (audit)	5,000

Net investment loss, before reimbursement		27,500

Reimbursement from the Adviser		(27,500)

Net change in net assets from operations		$-

See Notes to Financial Statements.

GOTTEX MULTI- ALTERNATIVES MASTER FUND

(A Delaware Statutory Trust)

Statement of Changes in Net Assets

For the Period May 3, 2010 (Date of Organization) to November 1, 2010

Operations
Net change in net assets from operations	$-

Capital Share Transactions
Net proceeds from issuance of common shares (20,000 shares)	200,000

Total increase in net assets	200,000

Net Assets
Beginning of period	-
End of period (including undistributed net investment income of $0)	$200,000

See Notes to Financial Statements.

GOTTEX MULTI- ALTERNATIVES MASTER FUND

(A Delaware Statutory Trust)

Notes to Financial Statements

Organization

The Gottex Multi-Alternatives Master Fund (the “Fund”) was organized on May 3, 2010 as a Delaware statutory trust that is registered under the Investment Company Act of 1940 as a diversified, closed-end management investment company.  The Fund is managed by Gottex Fund Management, Ltd. (the “Adviser”), a Delaware corporation registered under the Investment Advisers Act of 1940, as amended.  The Fund has had no operations to date other than a sale of 10,000 shares of common stock to Gottex Multi-Alternative Fund –  I  for $100,000 ($10.00 per share) and a sale of 10,000 shares of common stock to Gottex Multi-Alternative Fund –  II  for $100,000 ($10.00 per share).    The Fund’s investment objective is to seek to generate attractive total returns.  The Fund's investment objective is to seek maximum total return, primarily through seeking capital appreciation and/or income, consistent with an acceptable level of risk (as determined by the Adviser).  The Fund pursues this objective by employing a multi-asset, multi-strategy investment program under which it will seek to construct a broadly-diversified portfolio that attempts to capture returns generated by non-traditional or "alternative" asset classes (the "Alternative Asset Classes").  Currently, the Alternative Asset Classes include:  commodities, alternative or "hedge" funds, private equity and real estate.  The Fund will invest in the Alternative Asset Classes either: (i) indirectly, through investments in private investment funds or other pooled investment vehicles (collectively, "Portfolio Funds") (which may include vehicles commonly known as "hedge funds") that invest, in whole or in part, in such Alternative Asset Classes (or that seek economic exposure to the performance of the Alternative Asset Classes); or (ii) directly, as managed by one or more sub-advisers selected by the Adviser ("Sub-Advisers").  Each portion of the Fund's investable assets managed by a Sub-Adviser is referred to as a "Portfolio Sleeve" and collectively as "Portfolio Sleeves."

Valuation of Investments

Upon commencement of operations, the Fund will value interests in the underlying portfolio funds at fair value, which ordinarily will be the value determined by their respective investment managers, in accordance with procedures established by the Board of Trustees (the ”Board”).  Investments in underlying funds are subject to the terms of the underlying funds’ offering documents.  Valuations of the underlying funds may be subject to estimates and are net of management and performance incentive fees or allocations payable by the underlying funds’ as required by the underlying funds’ offering documents.  If the Adviser determines that the most recent value reported by the underlying fund does not represent fair value or if the underlying fund fails to report a value to the Fund, a fair value determination is made under procedures established by and under the general supervision of the Board.  Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

Federal Income Taxes

The Fund intends to be treated as a “Regulated Investment Company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, and to qualify as a RIC for federal tax purposes.  As such, the Fund will generally not be subject to federal income tax on its taxable income and gains that it distributes to shareholders.  The Fund intends to distribute its income and gains in a way that it will not be subject to a federal excise tax on certain undistributed amounts.  The Fund has no uncertain tax positions and has yet to file any income tax returns.

Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications.  The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, the risk of loss from such claims is considered remote.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the reporting period.  Actual results could differ from those estimates.

Agreements

The Fund has entered into an investment advisory agreement with the Adviser.  In consideration of services provided by the Advisers, the Fund pays the Adviser a monthly management fee computed at the annual rate of 1.00% of the Master Fund’s NAV.  In addition to the Management Fee, each Portfolio Sleeve of the Fund is subject to a sub-advisory fee, payable by the Fund to the applicable Sub-Adviser with respect to the assets of the Fund that are allocated to that Portfolio Sleeve.

The Adviser, in its sole discretion, determines the particular portion of Portfolio assets to be allocated for management by each Sub-Adviser.  Sub-Advisers may be retained from time to time, subject to the approval of the Board and shareholders of the Fund.

The Fund will also pay the Advisers a performance-based incentive fee (the “Incentive Fee”) after the end of each twelve-month period ending on the Fund’s fiscal year-end (the “Fiscal Period”).  The Incentive Fee with respect to a Fiscal Period is an amount equal to 5.0% of the aggregate amount by which the Fund's net profits for such period exceeds the hurdle (as defined in the Fund's prospectus) plus any fee catch-up (as described in the Fund's prospectus).

Organizational Expenses and Offering Costs

Organization expenses of $27,500, which have been incurred though November 1, 2010, have been presented as an expense and reimbursement from the Adviser in the accompanying Statement of Operations.  Offering costs, estimated to be approximately $54,986, have been deferred and will be amortized to expense over twelve months on a straight-line basis after operations begin and subject to the Expense Limitation Agreement of each Feeder fund.

PART C

OTHER INFORMATION

ITEM 25.  FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements:

The Registrant's financial statements are included in Part B of this Registration Statement.

(2) Exhibits:

(a)(1) Certificate of Trust is incorporated by reference to Exhibit 25(2)(a)(1) of the Registrant's Registration Statement on Form N-2, File No. 811-22416 filed on May 7, 2010.

(a)(2)  Declaration of Trust is incorporated by reference to Exhibit 25(2)(a)(2) of the Registrant's Registration Statement on Form N-2, File No. 811-22416 filed on May 7, 2010.

(b) By-Laws of Registrant is incorporated by reference to Exhibit 25(2)(b) of the Registrant's Registration Statement on Form N-2, File No. 811-22416 filed on May 7, 2010.

(c)  Not Applicable.

(d) Incorporated by reference to Exhibits (a)(2) and (b) above.

(e) Not Applicable.

(f) Not Applicable.

(g) Form of Investment Advisory Agreement between the Registrant and the Adviser, filed herewith.

(h) Not Applicable.

(i) Not Applicable.

(j) Form of Custodian Services Agreement between the Registrant and UMB Bank n.a., filed herewith.

(k)(1) Form of Administration, Fund Accounting and Recordkeeping Agreement between the Registrant and UMB Fund Services, Inc., filed herewith.

(k)(2) Form of Master/Feeder Agreement, filed herewith.

(l) Not Applicable.

(m) Not Applicable.

(n) Not Applicable.

(o) Not Applicable.

(p) Not Applicable.

(q) Not Applicable.

(r)(1) Code of Ethics of the Registrant, filed herewith.

(r)(2) Code of Ethics of the Adviser, filed herewith.

ITEM 26.  MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

All figures are estimates:

Accounting fees and expenses	$43,333
Legal fees and expenses	$56,400
Printing and offering expenses	$0
Miscellaneous	$0

Total	$99,733

ITEM 28.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of shares, Registrant expects that no person will be directly or indirectly under common control with Registrant.

ITEM 29.  NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders*
Shares of beneficial interest	2

*As of November 1, 2010.

ITEM 30.  INDEMNIFICATION*

Reference is made to Section 2 of the Registrant's Amended and Restated Agreement and Declaration of Trust ("Declaration of Trust"), filed herewith.  The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration of Trust in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in Feeder Fund's Prospectus in the sections entitled "Management of the Fund."  Information as to the members and officers of Gottex Fund Management Ltd. is included in its Form ADV as filed with the Commission (File No. 801-66230), and is incorporated herein by reference.

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

All  accounts,  books and other  documents  required  to be  maintained  by Section 31(a) of the Investment Company Act of 1940, and the rules thereunder are maintained at the offices of:

(1) the Registrant, Gottex Multi-Alternatives Master Fund, 28 State Street, 40th Floor, Boston MA, 02109;

(2) the Administrator, UMB Fund Services, Inc., located at 803 West Michigan Street, Milwaukee, WI 53233;

(3) the Custodian, UMB Bank, n.a., an affiliate of UMB Fund Services, Inc., located at 928 Grand Boulevard, 10th Floor, Kansas City, MO 64106; and

(4) the Investment Adviser, Gottex Fund Management Ltd., 28 State Street, 40th Floor, Boston MA, 02109.

ITEM 33.  MANAGEMENT SERVICES

The Registrant is not party to any management service related contract other than those described in each Feeder Fund's Prospectus included in such Feeder Fund's Registration Statement.

ITEM 34.  UNDERTAKINGS

Not Applicable.

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and State of Massachusetts, on the 12th day of November, 2010.

GOTTEX MULTI-ALTERNATIVES MASTER FUND

By: /s/ William Landes

Name: William Landes

Title: President, Principal Executive Officer and Trustee

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION
(g)	Form of Investment Advisory Agreement between the Registrant and the Adviser
(j)	Form of Custodian Services Agreement between the Registrant and UMB Bank n.a.
(k)(1)	Form of Administration, Fund Accounting and Recordkeeping Agreement between the Registrant and UMB Fund Services, Inc.
(k)(2)	Form of Master/Feeder Agreement
(r)(1)	Code of Ethics of the Registrant
(r)(2)	Code of Ethics of the Adviser